UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2006

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Harborside Financial Center, Plaza 5, Jersey City, New Jersey 07311-1114

(Address of principal executive offices)

(201) 631-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      ELECTION OF DIRECTORS.

(d) White Mountains Insurance Group, Ltd. issued a press release announcing the election of Raymond Barrette on August 3, 2006 to the Board of Directors.  The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.

Mr. Barrette served as Chief Executive Officer of the Company until his retirement in October 2005. In connection with rejoining the Board, Mr. Barrette will receive a $3 million payment covering severance from his prior executive position, his execution of a standard release with non-compete and non-solicitation provisions and his agreement to rejoin the Board. He also will be entitled to customary director’s compensation for non-employee directors.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.  The following exhibit is furnished herewith:

EXHIBIT INDEX

99.1 Press Release of White Mountains Insurance Group, Ltd. dated August 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: August 4, 2006	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer